CSMC 07-2

Group 4

Pay rules

1.

Concurrently:

a.

16.6902451765% to the 4PT1 until retired

b.

83.3097548235% allocated as follows:

i.

Pay the NAS Priority Amount to the 3A4 until retired

ii.

Pay according to the aggregate PAC 1 schedule as follows:

1.

50% to the 4P1 until retired

2.

50% allocated as follows:

a.

Pay according to the aggregate PAC 2 schedule sequentially to the 4P2 and 4Z1 until retired

b.

Pay pro-rata to the 4P3-4P7 until retired

c.

Pay sequentially to the 4P8 and 4Z2 until retired

d.

Pay disregarding the aggregate PAC 2 schedule sequentially to the 4P2 and 4Z1 until retired

iii.

Pay sequentially to the 3A1 and 3A3 until retired

iv.

Pay disregarding the aggregate PAC 1 schedule as follows:

1.

50% to the 4P1 until retired

2.

50% allocated as follows:

a.

Pay according to the aggregate PAC 2 schedule sequentially to the 4P2 and 4Z1 until retired

b.

Pay pro-rata to the 4P3-4P7 until retired

c.

Pay sequentially to the 4P8 and 4Z2 until retired

d.

Pay disregarding the aggregate PAC 2 schedule sequentially to the 4P2 and 4Z1 until retired

v.

Pay the 3A5 until retired

vi.

Pay the 3A4 until retired

Notes

Accrual Rules

Pay the 4Z1 Accrual Amount sequentially to the 4P2 and 4Z1 until retired

Pay the 4Z2 Accrual Amount sequentially to the 4P8 and 4Z2 until retired

Pay the 3A3 Accrual Amount sequentially to the 3A1 and 3A3 until retired

Pricing Speed = 275psa

Nas Bonds = 3A4 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority % = (Balance of 3A4)/Total Non-PO Balance

Floater

3A1 – 0 day delay , L + .60, 5.5% cap, .60% floor – libor 5.32%

Inverse IO

3A2 - 0 day delay,  4.90% - 1ML, 4.90% cap, 0% floor  - libor 5.32%

Settlement: 03/01/07